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                                                       Exhibit 5.1



                               February 20, 1997



       Board of Directors
       GRC International, Inc.
       1900 Gallows Road
       Vienna, Virginia 22182

             Re:  Issuance of Shares of Common Stock by
                  GRC International, Inc. to Cripple Creek
                  Securities, LLC
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      Gentlemen:

             I have acted as general counsel to GRC International, Inc. (the "Company") in connection with the Company's filing pursuant to the Securities Act of 1933, as amended, of a registration statement on Form S-3 (the "Registration Statement") relating to the offering for resale of up to 4,987,234 shares of the Company's common stock, par value $.10 per share (the "Common Stock"), by Cripple Creek Securities, LLC ("Cripple Creek"), which may acquire the Shares pursuant to the terms of a Structured Equity Line Flexible Financing Agreement, dated as of January 21, 1997 (the "Structured Equity Line"), and upon the exercise of certain warrants granted pursuant thereto (the "Warrants"). You have requested my opinion as to certain matters with respect to the Common Stock.

             I have examined such corporate records of the Company, including its Amended and Restated Certificate of Incorporation, its Bylaws, and resolutions of the Company's board of directors (the "Board of Directors"), as well as such other documents as I deemed necessary for rendering the opinion hereinafter expressed.

             On the basis of the foregoing, I am of the opinion that the Common Stock has been duly authorized by the Board of Directors and, when issued in accordance with the terms of the Structured Equity Line and the Warrants, the Common Stock will be validly issued, fully paid and nonassessable.
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             I hereby consent to the filing of this opinion as an exhibit to the
      Registration Statement and to the use of my name therein.

                                 Sincerely yours,

                                 /x/ Thomas E. McCabe

                                 Thomas E. McCabe
                                 Senior Vice President,
                                 General Counsel and Secretary